UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 24, 2011

EVCARCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-158293	26-3526039
(Commission File Number)	(IRS Employer Identification No.)

7703 Sand St Fort Worth, TX	76118
(Address of Principal Executive Offices)	(Zip Code)

817-595-0710

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 24, 2011, EVCARCO, Inc. and Mr. Scott O’Neal have finalized the terms of separation, relating to his resignation from the position of COO, and from the Company’s Board of Directors, effective May 15, 2011.

In connection with separation, the Company has executed a Convertible Note payable in the amount of $310,000 for the compensation accrued to Mr. O’Neal to the date of resignation. The Note matures on February 28, 2012; carries 5% interest; and contains conversion rights at 35% discount to then current market price, as defined in the agreement.

Mr. O’Neal will surrender back to the Company 8,102,500 shares of common stock in exchange for $79,000, determined based on 35% discount to the closing price of the stock on May 20, 2011.  Mr. O’Neal has also agreed to exchange with the remaining founders of the Company, his 500,000 shares of the Company’s Class B Convertible Preferred Stock for the equivalent number of shares of common stock.

ITEM 9.01    FINANCIAL STATEMETS AND EXHIBITS

Exhibit 10.1  Convertible Promissory Note
Exhibit 17.1  Consent of Mr. Scott O’Neal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCARCO, INC.

Date: May 31, 2011	By:	/s/ Nikolay Frolov
Name: Nikolay Frolov
Title: CFO

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